Ouster, Inc. SC 13D

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.0001, of Ouster, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 23, 2021

Jacob Goldfield

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield

SHARING LLC OUSTER PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Managing Member

SHARING LLC OUSTER 2 PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Managing Member

SHARING LLC OUSTER 3 PS

By:	/s/ Jacob Goldfield
Name: Jacob Goldfield
Title: Managing Member